Exhibit (e)(v) under N-1A
                                              Exhibit 10 under Item 601/Reg SK

                            DISTRIBUTOR'S CONTRACT

                                  EXHIBIT H

                                 RIGGS FUNDS

                         Riggs Large Cap Growth Fund
                               Riggs Stock Fund

                    Riggs U.S. Government Securities Fund
                                Class Y Shares

      In consideration of the mutual covenants set forth in the Distributor's Contract dated July 30, 1991 between Riggs Funds and Federated Securities Corp., Riggs Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the Class Y Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of December, 1999.

                                   RIGGS FUNDS

                                    By:  /S/ JOSEPH S. MACHI
                                      ----------------------------------
                                    Name:  Joseph S. Machi
                                    Title:  Vice President

                                    FEDERATED SECURITIES CORP.

                                    By:  /S/ DAVID M. TAYLOR
                                      ----------------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President